SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 4, 2003

eCollege.com
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(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28393 (Commission File Number)	84-1351729 (I.R.S. Employer Identification No.)

4900 South Monaco Street
Denver, Colorado 80237
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(Address of principal executive offices)

Registrant's telephone number, including area code (303) 873-7400

N/A
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Former Name or Former Address, if Changed Since Last Report

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

 c) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description
99.1	Press release dated February 4, 2003, "eCollege(SM) Outlines Financial Guidance for 2003; eCollege(SM) Expects to be Net Income Positive for 2003"

ITEM 9. REGULATION FD DISCLOSURE

On February 4, 2003 eCollege issued a press release outlining financial guidance for 2003. The information contained in the press release dated February 4, 2003 is incorporated herein by reference and filed as exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2003

eCollege.com

By: /s/ Oakleigh Thorne Oakleigh Thorne, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 4, 2003, "eCollege(SM) Outlines Financial Guidance for 2003; eCollege(SM) Expects to be Net Income Positive for 2003"

Exhibit 99.1

For Immediate Release

For Information Contact
Doug Kelsall Executive Vice President and CFO 303.873.3897 dougk@ecollege.com	Kristi Emerson Public Relations Manager 303.873.3788 kristie@ecollege.com

eCollege(SM) Outlines Financial Guidance for 2003

eCollege(SM) Expects to be Net Income Positive for 2003

DENVER - February 4, 2003 - eCollege(SM) [Nasdaq: ECLG], a leading provider of technology and services for online higher education programs, today announced financial guidance for 2003.

Highlights of the Company's 2003 financial plan are as follows:

  It expects to have positive net income starting in the third quarter, and to have positive net income for the year of $400 thousand to $800 thousand, with EPS of $.02 to $.05 per share.
  It expects revenue to increase 20 to 25 percent from 2002, to $28 to $29 million for 2003, and expects revenue to accelerate over the year based on historical seasonal patterns.
  It expects total expenses to range from $27 million to $28.5 million, with non-cash expenses of $3.0 to $3.3 million.
  It expects EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to be positive from $3.2 to $3.6 million for the year.
  It expects a strong cash position at the end of the year, with cash of $13 to $15 million, including cash available under its line of credit.

The Company will hold a conference call today to discuss fourth quarter and year end 2002 financial results, and guidance for 2003. Interested parties can listen to the archived Webcast, which will be available on eCollege's website through February 18, 2003. A conference call replay will also be available from approximately 3:00 p.m. Eastern Time on February 4, 2003 until midnight Eastern Time on February 11, 2003. To listen to the replay, participants should dial 1-800-642-1687, and enter the conference ID: 7523696.

About eCollege

eCollege [Nasdaq: ECLG] is a leading eLearning technology and services provider to educational markets. The Company designs, builds and supports some of the most successful, fully online degree, certificate/diploma and professional development programs in the country. eCollege's customers include publicly-traded for-profit institutions, community colleges, public and private universities, school districts, and state departments of education. The Company was founded in 1996 and is headquartered in Denver. For more information, visit www.eCollege.com.

The statements set forth above include forward-looking statements that involve risks and uncertainties. Examples of these forward looking statements would include statements about expected future profitability, future expenses, financial trends, student enrollments, future product launches, and cash balances. The Company wishes to advise readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include: the difficulty in predicting future growth due to the undeveloped and rapidly changing market for our products and services; the market for online learning in higher education is in an early stage and may not continue to develop; the possibility that we may not be able to achieve continued growth or maintain current levels of revenue; the Company's lengthy sales cycle; substantial competition, including pricing competition, in the online education market; technological developments, emerging industry standards and customer requirements, which continually require the Company to improve its software and services, which could lead to lower revenue and increased costs and expenses. These and other factors, which could cause actual results to differ materially, are also discussed in the Company's filings with the SEC, including its form 10-K for 2001, which was filed on March 28, 2002. The forward-looking statements in this press release are made as of the day hereof and the Company assumes no obligation to update its forward-looking statements.

 eCollege is a service mark of eCollege. All other trademarks or registered trademarks are the property of their respective owners.

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